UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  July 10, 2001
                                                           -------------


                                  VSOURCE, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                   000-30326                 77-0557617
          --------                   ---------                 ----------
(State or other jurisdiction                                 (IRS Employer
     of incorporation)        (Commission File Number)     Identification No.)


           5740 Ralston Street, Suite 110, Ventura, California  93003

           ----------------------------------------------------------

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (805) 677-6720
                                                            --------------


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Item 4.   Changes  in  Registrant's  Certifying  Accountant
          -------------------------------------------------


          Following the recommendation and approval by the Audit Committee of Vsource, Inc., a Delaware corporation (the "Company") on July 6, 2001, and the approval by the Board of Directors of the Company on July 6, 2001, to select a new accounting firm, the Company on July 10, 2001 informed Grant Thornton LLP ("Grant Thornton"), the principal accountant which audited the Company's financial statements, that the client-auditor relationship between the Company and Grant Thornton had ceased. None of Grant Thornton's reports on the financial statements of the Company for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During neither of the Company's past two fiscal years and any subsequent period preceding the dismissal were there any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

          The Company has requested that Grant Thornton furnish it with letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the above statements. A copy of such letter, dated August 8, 2001, is filed as Exhibit 16.1.

Item 7.        Financial  Statements  and  Exhibits.
               ------------------------------------

(c)     Exhibits.
        --------

16.1    Letter  from  Grant  Thornton



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VSOURCE,  INC.
                                           (Registrant)


Dated:  August 8, 2001                     By:  /s/  Sandford  T.  Waddell
                                                ------------------------------
                                                     Chief Financial Officer



                                        3
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                                  EXHIBIT INDEX


Exhibit  No.            Description
------------            -----------

16.1                    Letter from Grant Thornton




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